EXHIBIT 99.1

Nephros Appoints Daron Evans as President and Chief Executive Officer and Lawrence Centella as Chairman of the Board of Directors

RIVER EDGE, N.J.

Nephros, Inc. (NEPH), a commercial stage medical device company that develops and sells high performance liquid purification ultrafilters and an on-line mid-dilution hemodiafiltration system for use with a hemodialysis machine for the treatment of chronic renal failure patients, announced today that Daron Evans has been appointed President and Chief Executive Officer. Effective upon Mr. Evans’s appointment, Dr. Paul Mieyal stepped down as acting CEO of Nephros and will remain as a member of the company’s board of directors. Additionally, Lawrence Centella has been appointed Chairman of the Board of Directors.

“We appreciate Paul’s leadership through this period of transition, especially in creating strong momentum for 2015 by capitalizing on the 510K clearance of our hospital ultrapure filters,” said Mr. Centella. “We are pleased to have Daron join in a full-time operational role and are committed to growing our water filter business and to commercializing our hemodiafiltration business.”

“Nephros has a unique opportunity to impact patients’ lives on two fronts. Our partnership with leaders in the hospital water treatment market will put our point-of-delivery ultrapure water filters on the front line of infection control,” said Mr. Evans. “Separately, our hemodiafiltration technology and our ultrapure dialysis filters have the potential to improve the standard of care in certain patients with end stage kidney disease. I am excited to join the management team at Nephros to capitalize on our opportunity to both help patients and reward shareholders for their commitment.”

About Daron Evans

Mr. Evans has served on Nephros’ board of directors since 2013. He is a life sciences executive with over 20 years of financial leadership and operational experience. Mr. Evans was recently Managing Director of PoC Capital, LLC, and is a member of the board of Zumbro Discovery, Inc., an early stage company developing a novel therapy for resistant hypertension. From 2007 to 2013, Mr. Evans was Chief Financial Officer of Nile Therapeutics, Inc., a development-stage cardiovascular company that merged with Capricor Therapeutics, Inc. (CAPR) in 2013. From 2004 to 2007, he held various project management and performance improvement roles at Vistakon Inc. and Scios, Inc., both divisions of Johnson & Johnson Corp. Mr. Evans was a co-founder of Applied Neuronal Network Dynamics, Inc. and served as its President from 2002 to 2004. From 1995 to 2002, Mr. Evans served in various roles at consulting firms Arthur D. Little and Booz Allen & Hamilton. Mr. Evans received his Bachelor of Science in Chemical Engineering from Rice University, his Master of Science in Biomedical Engineering from a joint program at the University of Texas at Arlington and Southwestern Medical School and his MBA from the Fuqua School of Business at Duke University.

About Larry Centella

Mr. Centella has served as a director of Nephros since January 2001. Mr. Centella served as President of Renal Patient Services, LLC, a company that owned and operated dialysis centers, and served in such capacity from June 1998 to 2014. From 1997 to 1998, Mr. Centella served as Executive Vice President and Chief Operating Officer of Gambro Healthcare, Inc., an integrated dialysis company that manufactured dialysis equipment, supplied dialysis equipment and operated dialysis clinics. From 1993 to 1997, Mr. Centella served as President and Chief Executive Officer of Gambro Healthcare Patient Services, Inc. (formerly REN Corporation). Prior to that, Mr. Centella served as President of COBE Renal Care, Inc., Gambro Hospal, Inc., LADA International, Inc. and Gambro, Inc. Mr. Centella is also the founder of LADA International, Inc. Mr. Centella received his B.S. from DePaul University.

About Nephros, Inc.

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters. Our filters, which we call ultrafilters, are primarily used in dialysis centers for the removal of biological contaminants from water, bicarbonate concentrate and/or blood.

We were founded in 1997 by healthcare professionals affiliated with Columbia University Medical Center/New York-Presbyterian Hospital to develop and commercialize an alternative method to hemodialysis (HD). We have extended our filtration technologies to meet the demand for liquid purification in other areas, in particular water purification.

Presently, we offer ultrafilters for sale to customers in five markets:

•	Dialysis Centers - Water/Bicarbonate: Filtration of water or bicarbonate concentrate used in hemodialysis devices
•	Dialysis Centers - Blood: Treatment of patients with chronic renal failure using the OLPūr H2H Hemodiafiltration (“HDF”) Module in conjunction with a UF controlled hemodialysis machine and its accessories, the H2H Module accessories, appropriately prepared water and ultrapure dialysate for hemodialysis and the OLPūr MD 220 Hemodiafilter
•	Hospitals and Other Healthcare Facilities: Filtration of water to be used for patient washing and drinking as an aid in infection control. The filters also produce water that is suitable for wound cleansing, cleaning of equipment used in medical procedures and washing of surgeon’s hands
•	Military and Outdoor Recreation: Highly compact, individual water purification devices used by soldiers and backpackers to produce drinking water in the field
•	Commercial Facilities: Filtration of water for washing and drinking including use in ice machines and soda fountains

For more information about Nephros, please visit the company’s website at www.nephros.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Such statements include statements regarding the efficacy and intended use of our products and other technologies under development, and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include, but are not limited to, the risks that: (i) we may not be able to continue as a going concern; (ii) we may not be able to obtain funding if and when needed or on terms favorable to us in order to continue operations and successfully implement our business plan; (iii) we face significant challenges in obtaining market acceptance of our products and sales growth in key geographic areas, which could adversely affect our potential sales and revenues; (iv) we face potential liability associated with the production, marketing and sale of our products including with respect to potential serious injuries, product-related deaths or product malfunctions, product recalls, product liability claims, class action lawsuits or other events that could cause us to incur expenses and may also limit our ability to generate revenues from such products; (v) to the extent our products or marketing materials are found to violate any provisions of the FDC Act or any other statutes or regulations then we could be subject to enforcement actions by the FDA or other governmental agencies; (vi) the voluntary recalls of point of use and DSU in-line ultrafilters used in hospital water treatment applications announced on October 30, 2013 and the related circumstances could subject us to claims or proceedings by consumers, the FDA or other regulatory authorities which may adversely impact our sales and revenues; (vii) we may encounter problems with our suppliers, manufacturers and distributors; (viii) we may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; and (ix) we may not be able to secure or enforce adequate legal protection, including patent protection, for our products.

More detailed information about us and the risk factors that may affect the realization of forward-looking statements, including the forward-looking statements contained in this press release, is set forth in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and our other periodic reports filed with the SEC. We urge investors and security holders to read those documents free of charge at the SEC’s website at www.sec.gov. We do not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor:
PCG Advisory Group
Kirin M. Smith, Chief Operating Officer
Direct: 646-863-6519
www.pcgadvisory.com